EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned agree that the foregoing statement on Schedule 13D (including any and all amendments thereto) is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings.

Date: February 14, 2023

By:	/s/ Marshall T. Reynolds
Marshall T. Reynolds

Purple Cap, LLC

By:	/s/ Marshall T. Reynolds
Name: Marshall T. Reynolds
Title: Member

M.T. Reynolds Investment Trust

By:	/s/ Marshall T. Reynolds
Name: Marshall T. Reynolds
Title: Administrator

Champion Leasing Corp.

By:	/s/ Marshall T. Reynolds
Name: Marshall T. Reynolds
Title: Chairman

The Harrah & Reynolds Corp.

By:	/s/ Marshall T. Reynolds
Name: Marshall T. Reynolds
Title: President and General Manager